Exhibit 10.129

Certain information has been excluded from this exhibit because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

China Life Science Advisory Agreement

China Life Science Advisory Agreement (this “Agreement”) is entered into and made effective as of October 8, 2019 (the “Effective Date”), by and between Jaguar Health, Inc (“CLIENT”) and Angel Pond Capital LLC (the “SERVICE PROVIDER”).

Notice Addresses

On behalf of CLIENT:

Jaguar Health Inc.
201 Mission Street, Suite 2375
San Francisco, CA 94105

Attn: Lisa Conte

On behalf of SERVICE PROVIDER:

Angel Pond Capital

950 Third Avenue, 25th Floor

New York, NY 10022

Attn: Ted Wang

All notices must be in writing and sent to the address for the recipient set forth in this Agreement or at such other address as the recipient may specify in writing under this procedure.  All notices must be given (a) by personal delivery, with receipt acknowledged; or (b) by prepaid certified or registered mail, return receipt requested; or (c) by prepaid recognized express delivery service.  Notices will be effective upon receipt or at such later date stated in the notice.

WITNESSETH:

WHEREAS, CLIENT desires advisory and other support services from the SERVICE PROVIDER (the “Project”) in China;

WHEREAS, Angel Pond Capital, a US registered broker-dealer with expertise related to capital markets and life sciences in China;

WHEREAS, the SERVICE PROVIDER is committed to applying its expertise for the economic benefit of CLIENT.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

I.       SERVICES

A.      Services include:

1.              To identify and introduce potential strategic partners in China to CLIENT

2.              To help obtain a licensing deal for CLIENT’s products in China including upfront fee, milestone payments, and royalty

3.              To identify and introduce potential strategic investors to CLIENT

4.              To help facilitate partners in China to be a part of CLIENT’s global trials

II.     COMPENSATION

A.      For the services rendered above, CLIENT shall compensate the SERVICE PROVIDER as follows:

1.              US$140,000 in shares of unregistered Jaguar Health, Inc. common stock for a term of four months (the “Initial Compensation”).  CLIENT shall have option to extend the term of this Agreement for two extra months (the “Extension Period”) for US$30,000 payable in shares of unregistered Jaguar Health, Inc. common stock or cash.  The number of shares for the Initial Compensation shall be calculated using the closing price as of October 7, 2019 of Jaguar Health, Inc. (to extend the agreement the Parties will agree on market pricing or cash payment).

2.              If a definitive commercial agreement is executed by CLIENT with an Engaged Entity prior to the expiration or termination of this Agreement (the “Definitive Commercial Agreement”), SERVICE PROVIDER will be paid compensation equal to 6% (6.5% for those Engaged Entities listed on Exhibit A) of the amounts actually received by CLIENT from such Engaged Entity in the form of upfront licensing fees and regulatory milestone payments pursuant to such Definitive Commercial Agreement.  For the purpose of clarity and to not limit items excluded from compensation, no compensation will be paid by CLIENT to SERVICE PROVIDER for items such as reimbursed expenses, in-kind services, royalty payments and any other non-cash payments or transfers. Such compensation shall be paid by CLIENT to SERVICE PROVIDER within 30 days of CLIENT receiving a cash payment from an Engaged Entity pursuant to the Definitive Commercial Agreement.  An “Engaged Entity” is an entity that does all or substantially all of its business in China and one with whom SERVICE PROVIDER has had substantial contact on CLIENT’s behalf prior to the expiration or termination of this Agreement.  For purposes of clarity and not limitation, “substantial contact” means a contact between SERVICE PROVIDER and Engaged Entity that is substantially more than merely sending outbound emails or marketing materials.  This Section II.A.2 shall survive the expiration or termination of this Agreement.

3.              CLIENT will pay to SERVICE PROVIDER sales milestone payments equal to US$300,000 after the first US$50,000,000 of “Net Sales” (as defined in a Definitive Commercial Agreement) has been achieved in China by an Engaged Entity, and US$300,000 after each and every additional US$50,000,000 in cumulative Net Sales in China by such Engaged Entity; provided, however, such milestone payments will be capped at 6% of the cumulative sales royalty payments received by CLIENT from such Engaged Entity.   If any currency conversion shall be required in connection with the calculation of Net Sales, such conversion shall be made using the average of the buying and selling exchange rate for conversion of the Chines Yuan and U.S. Dollars, quoted for current transactions reported in The Wall Street Journal (U.S., Eastern Edition) for the last business day of the reporting period being used to measure the cumulative Net Sales.  This Section II.A.3 shall survive the expiration or termination of this Agreement.

4.              If SERVICE PROVIDER is able to raise equity capital for CLIENT from an Engaged Entity prior to the expiration or termination of this Agreement, SERVICE PROVIDER will receive compensation equal to 6% of the total dollar amount raised.

5.              If SERVICE PROVIDER is procuring cause and is instrumental in arranging for the sale of CLIENT to an Engaged Entity prior to the expiration or termination of this Agreement the SERVICE PROVIDER will be compensated as follows:

i)                                         If there is a Definitive Commercial Agreement in place, CLIENT will require a non-disturbance agreement from the Engaged Entity with regard to the Definitive Commercial Agreement from the buying Engaged Entity.  This Section II.A.5(i) shall survive the expiration or termination of this Agreement; or

ii)                                      If there is no Definitive Commercial Agreement in place, CLIENT shall compensate SERVICE PROVIDER as follows as a percent of the New Sales Price:

Sale Price	Compensation
At least US$0 but less than US$1,000,000	8%
At least US$1,000,001 but less thanUS5,000,000	7% plus US$	80,000
At least US$5,000,001 but less than US$10,000,000	6% plus US$	360,000
At least US$10,000,001 but less than US$25,000,000	5% plus US$	660,000
At least US$25,000,001 but less than US$50,000,000	4% plus US$	1,410,000
At least US$50,000,001 but less than US$100,000,000	3% plus US$	2,410,000
At least US$100,000,001 but less than US$ 250,000,000	2% plus US$	3,910,000
Above US$250,000,001	1% plus US$	6,910,000

B.            All travel and meeting related expenses of the SERVICE PROVIDER while accompanying the CLIENT in China are reimbursed at cost by the CLIENT (the “Reimbursable Expenses”).  The Reimbursable Expenses are subject to audit by CLIENT.  SERVICE PROVIDER will not incur any Reimbursable Expenses in excess of US$1,000 without first obtaining CLIENT’s written approval.

III.   TERM OF AGREEMENT

The initial term of this Agreement shall be four months and shall commence on the Effective Date.  CLIENT may upon written notice to the SERVICE PROVIDER extend the term of this Agreement for an additional two months.  CLIENT may terminate this Agreement without cause upon one-month notice.  If a Definitive Commercial Agreement is executed during the eighteen month period immediately following the expiration or termination of this Agreement, the SERVICE PROVIDER shall be entitled to the same compensation at the rates set forth in Section II.A.2, II.A.3, II.A.4 and II.A.5(ii).  If a Definitive Commercial Agreement is executed after the eighteen month period immediately following the termination or expiration of this Agreement but before the three year period following the expiration or termination of this Agreement, the SERVICE PROVIDER shall be entitled to the same compensation at the rates set forth in Section II.A.2, II.A.3, II.A.4 and II.A.5(ii) multiplied by 50 percent.  Notwithstanding the foregoing, the Engaged Entities listed on Exhibit A (attached hereto and incorporated herein) shall only be subjected to the afore mentioned tail fees for the six-month period immediately following the termination or expiration of this Agreement.  CLIENT shall pay the SERVICE PROVIDER for all travel and meeting related expenses (see Section II.B) incurred up to the date of termination pursuant to this Section, and the Initial Compensation to the SERVICE PROVIDER remains intact.

IV.   COMPLIANCE WITH SECURITIES LAWS

SERVICE PROVIDER hereby acknowledges and agrees that (i) it is aware (and that its representatives are aware or, upon receipt of any Confidential Information, as defined in the MNDA, defined below, will be so advised) that CLIENT’s equity securities are publicly traded on the NASDAQ Capital Market, SERVICE PROVIDER is aware (and its representatives are aware or, upon receipt of any Confidential Information  related to CLIENT, will be so advised) of the restrictions imposed by the federal securities laws that restrict persons with material, non-public information concerning CLIENT (including matters that may be the subject of this Agreement) from purchasing or selling securities while in possession of such information, or from communicating such information to any other person except in circumstances expressly permitted under applicable securities laws and (iii) SERVICE PROVIDER and its representatives will not to use any Confidential Information in violation of applicable securities laws. SERVICE PROVIDER agrees not to deal in CLIENT’s securities (either directly or on its behalf), or encourage others to deal in CLIENT’s securities or disclose any material, non-public information until the relevant information has been made public by CLIENT or such information no longer constitutes material non-public information. This Article V shall survive the termination of this Agreement.

V.      OTHER TERMS

A.      Miscellaneous

This document contains the entire agreement between the Parties with respect to the subject matter.  Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision hereof.  This

Agreement may not be amended, nor any obligation waived, except by a writing signed by both Parties hereto.  The Parties may execute this Agreement in two or more counterparts, each of which is deemed an original, but all of which together will constitute one and the same instrument.  A facsimile, PDF or any other type of copy of an executed version of this Agreement signed by a Party is binding upon the signing Party to the same extent as the original of the signed Agreement.

B.      Payment for Services Rendered

CLIENT will deliver the Initial Compensation to SERVICE PROVIDER within ten business days of the Effective Date.  SERVICE PROVIDER will invoice CLIENT once a month for Reimbursable Expenses.  Such invoice amounts are due within thirty (30) days of receipt of the invoice by CLIENT.   In the event any amount is not paid by CLIENT within forty-five (45) days after its due date, the SERVICE PROVIDER may (reserving cumulatively all other remedies and rights under this Agreement and otherwise available at law and equity) at their sole option and discretion, and without prior notice to CLIENT, terminate this Agreement and CLIENT’s access to and use of the SERVICE PROVIDER’S provided information or systems.

C.      Assignment

This Agreement may not be assigned by any Party hereto without all other Parties’ prior written consent.

D.      Agency

The Parties shall be independent contractors and are not entering into an employee/employer relationship. The SERVICE PROVIDER shall not bind or obligate CLIENT without CLIENT’s express prior written approval.

E.      Consulting Scope

CLIENT acknowledges that the SERVICE PROVIDER is performing services as a strategic advisor and is not providing legal advice to CLIENT. The SERVICE PROVIDER agrees, upon request by CLIENT, to recommend counsel and shall efficiently coordinate their work with any legal services provided by a third party.

F.      Compliance

The SERVICE PROVIDER shall comply with all applicable federal, state, and local laws.

G.      Limitation on Liability

The SERVICE PROVIDER shall fulfill their obligations to CLIENT hereunder, but the SERVICE PROVIDER shall not be liable to CLIENT under this Agreement except to the extent any losses, claims, damages or liabilities are caused by the gross negligence or willful misconduct of the SERVICE PROVIDER. No Party shall be liable to any other Party for any consequential, special, incidental, multiple, exemplary or punitive damages for performance or non-performance under this Agreement or for any actions undertaken in connection with or related to this Agreement, including, without limitation, damage claims based on causes of action for breach of contract, tort or any other theory of recovery. For the avoidance of doubt, nor shall any Party be liable to any other Party for any claim of lost profits, whether such claim of lost profits is categorized under this Agreement as indirect, direct or consequential damages or under any alternative theory of recovery. Notwithstanding the foregoing, the SERVICE PROVIDER’S aggregate liability hereunder shall not exceed the amount collected by the SERVICE PROVIDER from CLIENT for services rendered under this Agreement.

H.     Governing Law

This Agreement will be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York and without giving effect to conflict of laws principles.  Any dispute arising out of, or concerning, this Agreement shall be resolved exclusively in a federal or state court of competent jurisdiction located in the State of New York.  To the extent necessary, the Parties hereby submit to, and agree not to contest, the jurisdiction of such courts.

L.      No Further Obligation

Nothing contained in this Agreement shall obligate the Parties to enter into any other agreement or endeavor related to the Project.

M.     Confidentiality

The Mutual Nondisclosure Agreement by and between the Parties, dated as of October 3, 2019 (the “MNDA”), is attached hereto and hereby incorporated herein.  The MDNA shall survive the termination of this Agreement.

N.      Representations Related to Stock Issuance

1.             Investment Entirely for Own Account.  This Agreement is made with the SERVICE PROVIDER in reliance upon the SERVICE PROVIDER’S representation to the CLIENT, which by the SERVICE PROVIDER’S execution of this Agreement, the SERVICE PROVIDER hereby confirms, that the shares of CLIENT’s common stock (the “Shares”) will be acquired for investment for the SERVICE PROVIDER’S own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the SERVICE PROVIDER has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the SERVICE PROVIDR further represents that the SERVICE PROVIDER does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such Person or to any third person, with respect to any of the Shares. The SERVICE PROVIDER has not been formed for the specific purpose of acquiring the Shares.

2.             Access to Information.  The SERVICE PROVIDER hereby acknowledges that it has had the opportunity to review this Agreement (including all exhibits and schedules thereto) and CLIENT’s reports, schedules, forms statements  and other documents filed by CLIENT under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of CLIENT concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about CLIENT and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that CLIENT possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

3.             Restricted Securities.  The SERVICE PROVIDER understands that the Shares have not been registered under the Securities Act. The SERVICE PROVIDER understands that, until such time as the Shares have been registered pursuant to the provisions of the Securities Act, or the Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the SERVICE PROVIDER must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The SERVICE PROVIDER acknowledges that CLIENT has no obligation to register or qualify any of the Shares except as set forth in this Agreement. The SERVICE PROVIDER further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to CLIENT which are outside of the SERVICE PROVIDER’S control, and which CLIET is under no obligation and may not be able to satisfy.

4.             No Public Market.  The SERVICE PROVIDER understands that no public market now exists for the Shares, and that CLIENT has made no assurances that a public market will ever exist for the Shares.

5.             Legends.  The SERVICE PROVIDER understands that, until such time as the Shares have been registered pursuant to the provisions of the Securities Act, or such securities are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares shall be notated with one or all of the following restrictive legends:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE LAWS.”

Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

6.             Accredited Investor.  The SERVICE PROVIDER is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

7.             Residence.  The office or offices of the SERVICE PROVIDER in which its principal place of business is identified in the address or addresses of the SERVICE PROVIDER set forth herein.

8.             Bad Actor.  Neither the SERVICE PROVIDER nor any person or entity with whom the SERVICE PROVIDER will share beneficial ownership of the Securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

O.  Registration Rights

1.             CLIENT hereby agrees that, within thirty (30) days after the Effective Date, CLIENT will file a shelf registration statement (or such other form available to CLIENT, the “Registration Statement”) with the U.S. Securities and Exchange Commission (“Commission”) with respect to the Initial Compensation’s Registrable Securities.  The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period (as such term is defined below along with any other terms used in this Section III.O).

2.             Notwithstanding anything in this Section to the contrary, CLIENT may, on no more than two occasions during any 12-month period, delay or suspend the effectiveness of the Registration Statement for up to 60 days on each occasion (a “Delay Period”) if the board of directors of CLIENT determines in good faith that (i) effectiveness of the Registration Statement must be suspended in accordance with the rules and regulations under the Securities Act or that (ii) the disclosure of material non-public information (“Pending Developments”) at such time would be detrimental to CLIENT and its subsidiaries, taken as a whole.  Notwithstanding the foregoing, CLIENT shall use its reasonable best efforts to ensure that the Registration Statement is declared effective and its permitted use is resumed following a Delay Period as promptly as practicable.

3.             All fees and expenses incident to the performance of or compliance with this Section by CLIENT shall be borne by CLIENT whether or not any Registrable Securities are sold pursuant to a Registration Statement.

4.             As used in this Section, the following terms have the respective meanings:

“Effectiveness Period” means, the period commencing on the Registration Statement Effective Date and ending on the earlier of (i) the time as all of the Registrable Securities covered by such Registration Statement have been sold (either pursuant to a Registration Statement or otherwise) by the Holder, or (ii) the time as all of the remaining Registrable Securities are eligible to be sold by the Holder without compliance with the volume limitations or public information requirements of Rule 144.

“Holder” means the Service Provider so long as the Service Provider holds Registrable Securities.

“Registrable Securities” means: the shares of CLIENT’s common stock issuable under Section II.A.1. of this Agreement.

“Registration Statement Effective Date” means the date on which the Registration Statement is first declared effective by the Commission.

5.             If CLIENT fails to register the Initial Compensation’s Registerable Securities by the six (6) month anniversary of the Effective Date, the SERVICE PROVIDER will have the right to put the Initial Compensation Registrable Securities back to CLIENT in exchange for a cash value equal to the Initial Compensation’s Registerable Securities

[Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties have expressed their mutual agreement to the foregoing, evidenced by the following duly authorized signatures.

Jaguar Health Inc		Angel Pond Capital LLC

By:	/s/ Lisa Conte	By:	/s/ Ted Wang

Name:	Lisa Conte	Name:	Ted Wang

Title:	CEO	Title:	Managing Partner

Date:		Date:

Angel Pond Capital LLC Wire Instruction:

Bank:

ABA Routing #:

Account Name:

Account #:

Client Account Name:

Client Account Number:

Proprietary & Confidential

EXHIBIT A

[Redacted]